EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-161460 on Form F-4 of our report dated March 23, 2009, except for Note 12 which is at August 14, 2009 relating to the consolidated financial statements and schedule of Consolidated Mercantile Incorporated for the year ended December 31, 2008.

(Signed) BDO Canada LLP
Independent Registered Chartered Accountants
Toronto, Ontario, Canada
August 23, 2010

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-161460 on Form F-4 of our report dated January 23, 2009, except for Note 15 which is at August 14, 2009 relating to the consolidated financial statements and schedule of Genterra Inc. for the year ended September 30, 2008.

(Signed) BDO Canada LLP
Independent Registered Chartered Accountants
Toronto, Ontario, Canada
August 23, 2010